Exhibit 99.1

PAYMOBILE INC.
PROFORMA
BALANCE SHEET
DECEMBER 31, 2010
UNAUDITED

	Paymobile Inc.	Expertelligence, Inc		Proforma Adjustments	Proforma as Adjusted

CURRENT ASSETS:
Cash	$88	7,031	(a)	125,000	132,119
Promissory note receivable		1,250			1,250
TOTAL CURRENT ASSETS AND TOTAL ASSETS	$88	8,281			133,369

LIABILITIES and STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
Accrued interest payable		13,092			13,092
Accrued liabilities	$130,000	2,747			132,747

CURRENT LIABILITIES	130,000	15,839			145,839

Line of credit payable		40,000			40,000
TOTAL LIABILITIES	130,000	55,839			185,839

STOCKHOLDER'S DEFICIENCY:

Common stock, par value $0.0001	240	9,496	(a)	125	12,621
			(b)	3,000
			(c)	(240)
Additional paid-in capital	9,360	14,831,465	(a)	124,875	74,421
			(b)	(2,760)
			(c)	(14,888,519)
Other comprehensive loss	(14)	-			(14)
Deficit accumulated during development stage	(139,498)	(14,888,519)	(c)	14,888,519	(139,498)

	$(129,912)	(47,558)			(52,470)

TOTAL LIABILITIES AND STOCKHOLDERS'
DEFICIENCY	$88	8,281			133,369

(a) on closing, $125,000 will be invested and 1,250,000 common shares will be issued
(b) on closing, 80,000,000 shares are issued to Paymobile Inc., 50,000,000 existing shares are cancelled
(c) on closing eliminate the accumulated deficit and common stock to reflect legal capitalization of the combined entity.

PAYMOBILE INC.
PROFORMA STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31,2010
UNAUDITED

	Paymobile Inc.	Expertelligence, Inc		Proforma Adjustments	Proforma as Adjusted	Expertell Dec 2010 Qtr	Expertell Sept 2010- Dec2009

REVENUES	-

COSTS AND EXPENSES:
Legal and audit expense	$13,950	$16,250	(a)	(16,250)	$13,950	9,250	7000
Processing fees	125,000				125,000
General and administrative expenses	548	271,605	(a)	(271,605)	548	7,809	263796
Interest expense		13,091	(a)	(13,091)	-	756	12335
						17,815	283131
NET LOSS FOR THE PERIOD	$139,498	$300,946			$139,498

Basic and fully diluted earnings per share
	$(5.81)		(b)		$0.00

Weighted Average Shares Outstanding	24,000				126,214,138

(a) Elimination of operations of Expertelligence operations because they are not being continued in the combined entity following the merger

(b)The computation of proforma weighted average number of shares outstanding assumes all of the proforma transactions occurred at the beginning of the period presented.